UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2008

TAL INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(State or other jurisdiction of incorporation)

333-126317 (Commission File Number)	20-1796526 (IRS Employer Identification No.)

100 Manhattanville Road Purchase, New York 10577-2135 (Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 27, 2008, TAL Advantage II, LLC, an indirect wholly owned subsidiary of TAL International Group, Inc., entered into a $125 million dollar credit facility. Funds are available under the facility on a revolving basis until June 30, 2009, after which the notes issued under the facility convert to term notes with a scheduled maturity date of June 30, 2018 and a final legal maturity date of March 31, 2023. The interest rate on the notes is LIBOR plus 1.25% during the revolving period and LIBOR plus 1.50% after the conversion to term. The facility contains customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications. The proceeds will be used to finance the acquisition of equipment. TAL International Group, Inc. has executed a Guaranty to guaranty all of the obligations of TAL Advantage II, LLC under the facility.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.
Dated: April 1, 2008	By:	/s/ Jeffrey Casucci
Name: Jeffrey Casucci
Title: Vice President and Treasurer